Exhibit 10.59

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into on July     , 2007, by and between JAZZ PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and                                          (the “Executive”). The Company and the Executive are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party”.

RECITALS

A. The Company retained the services of the Executive pursuant to an employment agreement, dated February 14, 2004 (the “Previous Employment Agreement”).

B. The Parties wish to amend the Previous Employment Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

AGREEMENT

1. Sections 7 through 25 of the Previous Agreement are hereby renumbered as Sections 8 through 26, respectively, and all Section references in the Previous Agreement shall be updated accordingly.

2. New Section 7 is hereby inserted to read as follows:

7. Application of Internal Revenue Code Section 409A.

Since each arrangement providing for cash payments (except reimbursement of COBRA premiums) pursuant to Sections 6.3, 6.4, and 6.5 (the “Payments”) constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A(d) of the Internal Revenue Code of 1986, as amended (the “Code”), if the Executive is a “specified employee” of the Company (or any successor entity thereto) within the meaning of Section 409A(a)(2)(B)(i) of the Code on the applicable date, then solely to the extent necessary to avoid the adverse personal tax consequences under Section 409A(a)(1) of the Code, the timing of the Payments shall be delayed to occur on the earlier of: (i) the date that is six months after the date of Executive’s separation from service, or (ii) the date of Executive’s death (such date, the “Delayed Initial Payment Date”), and the Company (or the successor entity thereto, as applicable) shall (A) pay to the Executive a lump sum amount equal to the sum of the Payments that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Payments had not been delayed pursuant to this Section 7, and (B) commence paying the balance of the Payments in accordance with the applicable payment schedules set forth herein.

1.

IN WITNESS WHEREOF, the Parties have executed this Amendment on July __, 2007, to be effective immediately.

JAZZ PHARMACEUTICALS, INC.

By:
Its:

EXECUTIVE:

[TYPE NAME]

Address:

2.